
                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statements (33-39433, 33-39325, 33-48388, 33-57893,
33-61301, 33-63201, 33-64633, 33-61899) on Form S-3 and (33-25419, 33-21780,
33-33954, 33-64056, 33-64058, 33-64112, 33-64114) on Form S-8 of Airgas, Inc.
of our report dated January 10, 1996 (except for the matters discussed in Note 15, which is dated June 26, 1996), with respect to the consolidated financial statements of National Welders Supply Company, Inc. and subsidiary for the years ended September 30, 1995, and September 24, 1994, included in the Form 8-K/A of Airgas, Inc. dated July 10, 1996.

                                     ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
July 10, 1996